UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              October 1, 2005

HSBC USA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7436 (Commission File Number)	13-2764867 (IRS Employer Identification Number of Registrant)
452 Fifth Avenue, New York, New York (Address of principal executive offices of registrant		10018 (Zip Code)

Registrant's telephone number, including area code 212/525-3735

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

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Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 1, 2005, John J. McKenna was appointed to the position of Senior Executive Vice President and Chief Financial Officer of HSBC USA Inc. (the "registrant") and succeeds Roger K. McGregor in that role. Mr. McKenna has responsibility for directing the development and implementation of financial strategy and operations of the registrant. Mr. McKenna, age 46, most recently held the position of Chief Financial Officer of HSBC Mexico, S.A. from the period November 2002 through September 2005. From the period July 2000 to October 2002, Mr. McKenna held the position of Senior Vice President and Director of Management Information for the registrant. Mr. McKenna joined the HSBC Group in 1986, and has held various financial positions focusing on strategic planning, business controllership and management information.

Mr. McKenna will report directly to Mr. Martin J. G. Glynn, President and Chief Executive Officer of the registrant.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC USA INC. By: /s/ Joseph R. Simpson Name: Joseph R. Simpson Title: Chief Accounting Officer
Dated: October 7, 2005
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